Exhibit 23.1

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Amendment No. 5 to the registration statement on Form S-1, of ATVROCKN, Inc., of our report dated August 22, 2011 on our audit of the financial statements of ATVROCKN, Inc. as of May 31, 2011, and the related statements of operations, stockholders’ equity and cash flows from inception December 27, 2010 through May 31, 2011, and the reference to us under the caption “Experts.”

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

March 8, 2012

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors

50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351